UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2026

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7280 W. Palmetto Park Rd., Suite 302N Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

972-726-9203

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALOY	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported, on June 24, 2026, REalloys Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) for the issuance and sale, in a private placement (the “Offering”), of an aggregate of 7,017,540 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $14.25 per share. The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers and entered into Lock-Up Agreements with its officers and directors.

On June 26, 2026, the Company completed the closing of the Offering. At the closing, the Company issued and sold an aggregate of 7,017,540 Shares at $14.25 per share, resulting in aggregate gross proceeds to the Company of approximately $100 million, before deducting placement agent fees and estimated offering expenses.

Clear Street LLC acted as sole placement agent for the Offering. The Company intends to use the net proceeds for working capital and general corporate purposes.

The terms of Purchase Agreement and the Registration Rights Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2026, and such descriptions are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as a transaction not involving any public offering. Each Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it was acquiring the securities for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Neither the Company nor any person acting on its behalf engaged in any general solicitation or general advertising in connection with the Offering. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

On June 26, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 26, 2026 (furnished pursuant to Item 7.01 of Form 8-K).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALLOYS INC.

Date: June 26, 2026	By:	/s/ Leonard Sternheim
	Name:	Leonard Sternheim
	Title:	President and Chief Executive Officer

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